Exhibit 21
                                                              ----------

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             ---------------





    2309 Realty Corporation
    345 Park Corporation
    77 Wilson St., Corp.
    A.G. Medical Services, P.A.
    A/S GEA Farmaceutisk Fabrik
    Agit Ges. fuer Informationssysteme und Techniken m.b.H.
    Alive & Well, Inc.
    Allard Laboratories, Inc.
    Apothecon BV
    Apothecon Farmaceutica Ltda.
    Apothecon, Inc.
    Apothecon, S.A.
    Astel Laboratoires S.A.R.L.
    B-MS GeneRx
    B. L. Pharmaceuticals (Proprietary) Limited
    Blisa, Inc.
    BMS Holdings
    BMS Music Company
    Boclaro Inc.
    Bristol (Iran) S.A.
    Bristol Arzneimittel G.m.b.H.
    Bristol Caribbean, Inc.
    Bristol Farmaceutica Portuguesa Limitada
    Bristol Foundation
    Bristol Iran Private Company Limited
    Bristol Laboratorier Aktiebolag
    Bristol Laboratories Corporation
    Bristol Laboratories Inc.
    Bristol Laboratories International, S.A.
    Bristol Laboratories Medical Information Systems Inc.
    Bristol Pharmaceutical Information Center, S.A.
    Bristol-Myers (Bangladesh) Inc.
    Bristol-Myers (Japan) Limited
    Bristol-Myers (Private) Limited
    Bristol-Myers (Zaire) Ltd.
    Bristol-Myers Barceloneta, Inc.

                                    E - 10 - 1

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             ---------------




    Bristol-Myers Company Limited
    Bristol-Myers de Mexico, S.A. de C.V.
    Bristol-Myers Ecuatoriana S.A.
    Bristol-Myers Foreign Sales Corporation
    Bristol-Myers Ges.m.b.H.
    Bristol-Myers Industrial (Dominicana), Inc.
    Bristol-Myers International s.r.l.
    Bristol-Myers Lion Ltd.
    Bristol-Myers Middle East S.A.L.
    Bristol-Myers Nederland Inc.
    Bristol-Myers Oncology Therapeutic Network, Inc.
    Bristol-Myers Overseas Corporation
    Bristol-Myers Overseas Corporation (Guam Branch)
    Bristol-Myers Overseas Corporation (Korea - Branch)
    Bristol-Myers Pakistan (Pvt.) Limited
    Bristol-Myers S.A.
    Bristol-Myers Squibb (Guangzhou) Ltd.
    Bristol-Myers Squibb (Hong Kong) Limited
    Bristol-Myers Squibb (Malaysia) Sendirian Berhad
    Bristol-Myers Squibb (N.Z.) Limited
    Bristol-Myers Squibb (Phil.) Inc.
    Bristol-Myers Squibb (Proprietary) Limited
    Bristol-Myers Squibb (Russia)
    Bristol-Myers Squibb (Singapore) Pte. Limited
    Bristol-Myers Squibb (Taiwan) Ltd.
    Bristol-Myers Squibb (Thailand) Ltd.
    Bristol-Myers Squibb (West Indies) Ltd.
    Bristol-Myers Squibb A.E.B.E.
    Bristol-Myers Squibb A.G.
    Bristol-Myers Squibb Aktiebolag
    Bristol-Myers Squibb Argentina, S.A.*
    Bristol-Myers Squibb Asia/Pacific, Inc.
    Bristol-Myers Squibb Asia/Pacific, Inc. (Singapore - Branch)
    Bristol-Myers Squibb Australia Pty. Ltd.
    Bristol-Myers Squibb B.V.
    Bristol-Myers Squibb Belgium, S.A.
    Bristol-Myers Squibb Brasil, S.A.
    Bristol-Myers Squibb Business Services Limited

                                    E - 10 - 2

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             ---------------





    Bristol-Myers Squibb Canada Inc.
    Bristol-Myers Squibb Company
    Bristol-Myers Squibb de Colombia S.A.
    Bristol-Myers Squibb de Costa Rica, S.A.
    Bristol-Myers Squibb de Guatemala, S. A.
    Bristol-Myers Squibb de Mexico, S.A. de C.V.
    Bristol-Myers Squibb de Venezuela, S.A.
    Bristol-Myers Squibb del Ecuador, C.A.
    Bristol-Myers Squibb Dominicana, S.A.
    Bristol-Myers Squibb Export SA
    Bristol-Myers Squibb G.m.b.H.
    Bristol-Myers Squibb Ges. m.b.H.
    Bristol-Myers Squibb Global Properties Ltd.
    Bristol-Myers Squibb Holding Germany GMBH
    Bristol-Myers Squibb Holdings B.V.
    Bristol-Myers Squibb Holdings Limited
    Bristol-Myers Squibb Holdings Limited (Ireland - Branch)
    Bristol-Myers Squibb Holdings Limited (Kenya - Branch)
    Bristol-Myers Squibb Ilaclari Limited Sirketi
    Bristol-Myers Squibb Ilaclari, Inc.
    Bristol-Myers Squibb Ilaclari, Inc. (Turkey - Branch)
    Bristol-Myers Squibb International Company
    Bristol-Myers Squibb International Corporation
    Bristol-Myers Squibb International Corporation (Belgium - Branch) Bristol-Myers Squibb International Corporation (Egypt - Branch) Bristol-Myers Squibb International Corporation (Spain - Branch) Bristol-Myers Squibb International Limited
    Bristol-Myers Squibb Investco, Inc.
    Bristol-Myers Squibb K.K.
    Bristol-Myers Squibb Manufacturing
    Bristol-Myers Squibb MEA S.A. (Saudi Arabia - Branch)
    Bristol-Myers Squibb MEA S.A. (Switzerland)
    Bristol-Myers Squibb MEA S.A.(Egypt - Branch)
    Bristol-Myers Squibb Norway Ltd.
    Bristol-Myers Squibb Pakistan (Pvt.) Ltd.
    Bristol-Myers Squibb Peru, S.A.
    Bristol-Myers Squibb Pharmaceuticals Limited (England)
    Bristol-Myers Squibb Pharmaceuticals Limited (Ireland)
    Bristol-Myers Squibb Products S.A.

                                    E - 10 - 3

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             ---------------



    Bristol-Myers Squibb Puerto Rico, Inc.
    Bristol-Myers Squibb S.p.A.
    Bristol-Myers Squibb Service Ltd.
    Bristol-Myers Squibb Sp. z o.o.
    Bristol-Myers Squibb Spol. s r.o.
    Bristol-Myers Squibb Superannuation Limited
    Bristol-Myers Squibb Zentrum Fuer Forschung Und Fortbildung Im
      Gesundheitswesen G.m.b.H.
    Bristol-Myers Squibb, S.A.
    Bristol-Myers Zimmer Award Superannuation Plan
    Bristol-Salor Pharma G.m.b.H.
    Cancer Research, Inc.
    Carboplant Spezialimplante GmbH
    CJG Partners, L.P.
    Clairol de Mexico, S.A. de C.V.
    Clairol Incorporated
    Clairol International S.r.l.
    Clairol Limited
    Compania Bristol-Myers Squibb de Centro America (El Salvador Branch) Compania Bristol-Myers Squibb de Centro America (Honduras Branch) Compania Bristol-Myers Squibb de Centro America (Nicaragua Branch) Compania Bristol-Myers Squibb de Centro America (Panama Branch) Convatec Limited
    Convatec Sp. z o.o.
    Convatec Spot s r.o.
    Convatec Vertriebs G.m.b.H.
    Convatec, S.A.
    Delmed S.A.
    Dermogroup S.R.L.
    Duart Industries, Ltd.
    E. R. Squibb & Sons de Venezuela, C.A.
    E. R. Squibb & Sons Inter-American (Chile - Branch)
    E. R. Squibb & Sons Inter-American Corporation
    E. R. Squibb & Sons Inter-American Corporation (Colombia - Branch)
    E. R. Squibb & Sons Inter-American Corporation (PRico - Branch)
    E. R. Squibb & Sons Limited
    E. R. Squibb & Sons, Inc.

                                    E - 10 - 4

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             ---------------


    E. R. Squibb & Sons, Inc.
    E. R. Squibb & Sons, Inc. (England - Branch)*
    Elektrochemische Ges.Hirschfelde M.b.H.
    Envision Medical Corporation
    ESS Partners, L.P.
    F.A.I.R. Laboratories Limited
    G.I.E. Centre de Recherche de Biologie Moleculaire
    G.I.E. Institut de Recherche Squibb
    Grove Insurance Company Ltd.
    Grove Limited
    Grove Products (Far East) Limited
    Grove Products (Far East) Limited (India - Branch)
    Hexachimie
    Heyden Farmaceutica Portugesa Limitada
    Iris Acquisition Corp.
    JG Partners, L.P.
    Kingsdown Medical Consultants Limited
    Laboratoire Oberlin
    Laboratoires Convatec S.A.
    Laboratoires Guieu France S.a.r.l.
    Laboratoires UPSA
    Laboratori Guieu S.p.A.
    Laboratorios Industriales Grove S.A.
    Lawrence Laboratories Limited
    Linson Investments Limited
    Linson Pharma Inc.
    Linvatec Corporation
    Listo B.V.
    Logics International, Inc.
    Matrix Essentials, Inc.
    Mead Johnson & Company
    Mead Johnson (Guangzhou) Ltd.
    Mead Johnson (Manufacturing) Jamaica Limited
    Mead Johnson B.V.
    Mead Johnson de Mexico, S.A. de C.V.
    Mead Johnson Ecuador S.A.
    Mead Johnson Farmaceutica Limitada
    Mead Johnson International Limited (Argentina - Branch)

                                    E - 10 - 5

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             ---------------


    Mead Johnson International Limited (Canada)
    Mead Johnson International Limited (Colombia - Branch) Mead Johnson International Limited (HongKong - Branch) Mead Johnson Jamaica Ltd.
    Mead Johnson Limited
    Mead Johnson Pharmaceutical, Inc.
    Mead Johnson S.p.A.
    MEC Subsidiary Corporation
    Medical Engineering Corporation
    Monarch Crown Corporation
    Oncogen Limited Partnership
    Oncology Therapeutics Network Automated Technologies, Inc. Oncology Therapeutics Network Corporation
    Oncology Therapeutics Network Joint Venture, L.P. Orthoplant Endoprothetik GmbH
    Osmat S.A.
    OTN Online, Inc.
    OTN Parent Corp.
    Oy Bristol-Myers Squibb (Finland) AB
    P. T. Squibb Indonesia
    Pharmagen
    Pharmavit Rt.
    PRB Partners, L.P.
    Recherche et Propriete Industrielle
    Route 22 Real Estate Holding Corporation
    S+G Implants G.m.b.H.
    Salorpharma G.m.b.H.
    Schuppert Meubelen Holten B.V.
    Seabrook Medical Systems, Inc.
    Selecciones Mercantiles, S.A. de C.V.
    Servicios Administrativos Bristol-Myers, S.A. Sino-American Shanghai Squibb Pharmaceuticals Limited Societe Francaise de Complements Alimentaires
    Squibb (Far East) Limited
    Squibb (Far East) Limited (Taiwan - Branch)
    Squibb (Nigeria) Limited
    Squibb (Thailand) Limited

                                    E - 10 - 6

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             ---------------


    Squibb ApS
    Squibb Convatec Medical Products Co. Ltd.
    Squibb Corporation
    Squibb Development Limited
    Squibb Farmaceutica Portuguesa, Limitada
    Squibb Industria Farmaceutica, S.A.
    Squibb Manufacturing, Inc.
    Squibb Middle East S.A. (Egypt - Branch)
    Squibb Middle East S.A. (Jordan - Branch)
    Squibb Middle East S.A. (Panama)
    Squibb Overseas Investments, Inc.
    Squibb Pacific Limited
    Squibb Pharma G.m.b.H.
    Squibb Properties, Inc.
    Squibb Surgicare Limited
    Squibb-von Heyden G.m.b.H.
    Stamford Holdings B.V.
    Swords Laboratories Limited
    Synbiotics Limited
    Tallosa, S.A.
    Unterstuetzungskasse Bristol-Myers Squibb G.m.b.H.
    Upsamedica LDA
    Upsamedica SA NV
    Upsamedica SpA
    Von Heyden Pharma G.m.b.H.
    Wallingford Research, Inc.
    Westwood-Intrafin, S.A.
    Westwood-Squibb Holdings, Inc.
    Westwood-Squibb Pharmaceuticals, Inc.
    Zimmer B.V.
    Zimmer Caribe, Inc.
    Zimmer Chirurgie G.m.b.H.
    Zimmer Europe Co-Ordination Centre N.V.
    Zimmer Europe Limited
    Zimmer Korea Co., Ltd.
    Zimmer Limited
    Zimmer New Zealand Limited
    Zimmer of Canada Limited

                                    E - 10 - 7

                      BRISTOL-MYERS SQUIBB COMPANY
                      ----------------------------
                             SUBSIDIARY LIST
                             ---------------






    Zimmer Pte. Ltd.
    Zimmer S. A. (France)
    Zimmer S.A. (Spain)
    Zimmer S.R.L.
    Zimmer, Inc.













                                    E - 10 - 8